Exhibit 10.6

SUNGARD CAPITAL CORP. AND SUNGARD CAPITAL CORP. II

DIVIDEND RIGHTS PLAN

As Amended September 6, 2007

1. Purpose. The purpose of this Plan is to enable certain holders of Options issued by the Company and Lowerco to receive cash bonuses in connection with certain distributions, redemptions, and repurchases made with respect to Company or Lowerco stock. Capitalized terms herein shall have the meanings set forth in Exhibit A, which is incorporated by reference.

2. Participation. An employee of any member of the Company Group who is awarded an Option and who is designated by the Committee to participate in the Plan with respect to such Option shall be a Participant.

3. Accounts. The Company and Lowerco shall establish on their books a Vested Account and an Unvested Account for each Participant. There shall stand to the credit of a Participant’s Vested Account or Unvested Account a number of Bonus Units equal to the number of Option Units the Participant is entitled to purchase at such time under Vested Options or Unvested Options, as the case may be.

4. Accrual of Value. Upon the occurrence of an Adjustment Event, each Participant shall accrue (a) a vested amount (“Bonus Value”) equal to the product of (i) an amount equal to the difference between (A) the amount of any reduction (including a reduction below zero) in the per-Unit exercise price of an Option held by such Participant that would have been made in connection with such Adjustment Event but for the limitation placed on such reductions pursuant to the terms of such Option and (B) the amount of the actual reduction in the per-Unit exercise price of such Option that was made in connection with such Adjustment event (such amount, the “Foregone Reduction”), multiplied by (ii) the number of Bonus Units standing to the credit of such Participant’s Vested Account immediately prior to the Adjustment Event, and (b) an unvested amount (“Deferred Bonus Value”) equal to the product of (i) the Foregone Reduction multiplied by (ii) the number of Bonus Units standing to the credit of such Participant’s Unvested Account immediately prior to the Adjustment Event. In addition, with respect to each Rollover Option held by the Participant, the Participant shall accrue Bonus Value equal to the product of (x) the per-Share amount paid with respect to Shares subject to such Rollover Option in connection with the Adjustment Event, multiplied by (y) the number of shares of the class of stock affected by the Adjustment Event that are included in each Unit immediately prior to the Adjustment Event, multiplied by (z) the number of Units included in the Participant’s Rollover Option.

5. Payment of Bonus. On the fifth business day after the end of each quarter, the Company shall pay to each Participant in cash an amount equal to the Bonus Value accrued by such Participant for such quarter. The Company shall pay to each Participant the Deferred Bonus Value accrued in connection with any Bonus Units credited to such Participant’s Unvested Account with respect to an Unvested Option on the fifth business day after the date on which such Unvested Option becomes a Vested Option. All accruals and payments pursuant to this Plan shall be consistent with the requirements of section 409A of the Internal Revenue Code of 1986, as amended, where applicable.

6. Administration of the Plan. The Plan shall be administered by the Board or its delegate. The Board or its delegate shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof, and its interpretations and constructions thereof and all decisions, determinations or actions made or taken pursuant to the Plan shall be final, conclusive and binding on all persons for all purposes.

7. Amendment or Discontinuance. The Board may at any time amend or terminate the Plan, provided that no such amendment or termination shall materially adversely affect any Participant’s rights against the Company or Lowerco with respect to an Initial Option. Notwithstanding anything herein to the contrary, the Plan shall automatically terminate immediately prior to a Change of Control and each Participant shall be paid immediately prior to such termination any Bonus Value such Participant has accrued as of such time, together with any Deferred Bonus Value such Participant has accrued in connection with an Unvested Option that will become a Vested Option in connection with the Change of Control.

8. No Equity Ownership. The award of Bonus Units shall not be interpreted to bestow upon the Employee any equity interest or ownership in the Company, Lowerco or any member of the Company Group.

9. No Employment Contract. Nothing in this Plan shall confer upon any Participant any right to continue in the employ of the Company, Lowerco or any member of the Company Group or interfere in any way with the right of the Company, Lowerco or any member of the Company Group to terminate his or her employment at any time.

10. No Compensation. No payments under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Company Group for the benefit of its employees unless the Company shall determine otherwise.

11. Unfunded Status; Obligation Several. The obligations of the Company and Lowerco hereunder shall be contractual only and all such payments shall be made from the general assets of the Company, Lowerco or any of their affiliates. Participants shall rely solely on the unsecured promise of the Company and Lowerco, and nothing herein shall be construed to give any Participant or any other person or persons any right, title, interest or claim in or to any specific asset, fund, reserve, account or property of any kind whatsoever owned by the Company, Lowerco or any member of the Company Group. The obligations of the Company and Lowerco hereunder shall be several and not joint. The Company is obligated hereunder with respect to Bonus Value and Deferred Bonus Value that is owed hereunder with respect to Class A Shares and Class L Shares; Lowerco is obligated hereunder with respect to Bonus Value and Deferred Bonus Value that is owed hereunder with respect to Preferred Shares.

12. Non-Alienation; Restrictions on Transfer. The right of any Participant or other person to any payments under the Plan may not be assigned, transferred, pledged or encumbered, either voluntarily or by operation of law.

13. Withholding. The Company and Lowerco may cause to be made, as a condition precedent to any payment under the Plan, or otherwise, appropriate arrangements with the Participant, for the withholding of any Federal, state, local or foreign taxes.

14. Applicable Law. The provisions of the Plan shall be construed and applied under the laws of the State of Delaware without regard to the principles of conflicts that would cause the application of the laws of any jurisdiction other than the State of Delaware.

15. Captions. Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

IN WITNESS WHEREOF, a duly authorized officer of the Company and Lowerco has executed this Plan effective as of the Effective Date set forth herein.

SUNGARD CAPITAL CORP.

By:

SUNGARD CAPITAL CORP. II

By:

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EXHIBIT A

Definitions of Terms

“Account” means an unfunded bookkeeping account established for a Participant pursuant to Section 3, and may include a Vested Account, an Unvested Account, or both.

“Adjustment Event” means (i) a cash distribution with respect to Shares paid to all or substantially all holders of Shares (other than cash dividends in respect of Shares declared by the Board as part of a regular dividend payment practice or stated cash dividend policy of the Company following the initial closing of a bona fide firm commitment underwritten public offering of equity shares of the Company, registered under the Securities Act of 1933, as amended, that results in the shares of the Company being traded on a liquid trading market) or (ii) a substantially pro rata redemption or substantially pro rata repurchase (in each case, as applicable, by the Company or Lowerco) of all or part of any class of stock of the Company or Lowerco (other than any class of stock of Lowerco that is owned only by the Company or by direct or indirect subsidiaries of the Company).

“Board” means the board of directors of the Company.

“Bonus Unit” means a bookkeeping entry on a Participant’s Account corresponding to an Option held by the Participant.

“Bonus Value” has the meaning set forth in Section 4.

“Change of Control” means a Change of Control as defined in the Stockholders Agreement, dated as of August 10, 2005, among the Company and certain affiliates, stockholders and Participants, among others.

“Class A Shares” means shares of the Company’s Class A common stock, par value $0.001 per share.

“Class L Shares” means shares of Company’s Class L common stock, par value $0.001 per share.

“Committee” means the Compensation Committee of the Board.

“Company” means SunGard Capital Corp.

“Company Group” means the Company, its subsidiaries, and its affiliates.

“Deferred Bonus Value” has the meaning set forth in Section 4.

“Foregone Reduction” has the meaning set forth in Section 4.

“Initial Option” means a Rollover Option or an Option granted as of August 12, 2005, or an Option granted with the same material provisions as one of the foregoing pursuant to the

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terms of a certain letter agreement issued by the Company and Lowerco to Mr. Cristóbal Conde on August 11, 2005.

“Lowerco” means SunGard Capital Corp. II.

“Option” means an unexercised option issued under the SunGard 2005 Management Incentive Plan to purchase Option Units but taking into account only those Options with respect to which the Participant has been designated to participate in this Plan.

“Option Unit” means the number of Shares that a Participant is entitled to purchase from time to time upon exercise of an Option, as specified in such Option and as such number of Shares may be adjusted from time to time.

“Participant” means an employee or former employee of any member of the Company Group participating in the Plan as provided in Section 2.

“Plan” means the SunGard Capital Corp. and SunGard Capital Corp. II Dividend Rights Plan as set forth herein, as amended from time to time.

“Preferred Shares” means shares of Lowerco’s preferred stock, par value $0.001 per share.

“Rollover Option” means an Option issued to a Participant in substitution of an option previously held by the Participant in SunGard Data Systems, Inc.

“Shares” means Class A Shares, Class L Shares, and Preferred Shares, or any one of the foregoing.

“Unvested Account” has the meaning set forth in Section 3.

“Unvested Option” means, with respect to any time, an Option (or a portion thereof) that is not exercisable at such time.

“Vested Account” has the meaning set forth in Section 3.

“Vested Option” means, with respect to any time, an Option (or a portion thereof) that is fully exercisable at such time.

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